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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the prospectus supplement forming a part of Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3 File No. 333-61522) of Corporate Asset Backed Corporation for the registration of Certificates and Notes and to the incorporation by reference therein of our report dated 5 March 2001, with respect to the consolidated financial statements of UBS AG included in its Annual Report on Form 20-F for the year ended 31 December 2000 filed with the Securities and Exchange Commission.

                                            Ernst & Young Ltd.


                         /s/ Peter Heckendorn             /s/ Thomas Schneider
                         lic.oec.                         Certified Accountant
                         in charge of the audit           in charge of the audit


Basel, Switzerland
7 January 2002